UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2016

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
As previously announced, Gregory Rufus, Senior Executive Vice President, retired from TransDigm Group Inc. (“TransDigm” or the “Company”) effective October 1, 2016.  As Senior Executive Vice President, Mr. Rufus assisted in the transition of Terrance Paradie as Chief Financial Officer, a position which Mr. Rufus held at TransDigm from August 2000 until April 2015, and also assisted in managing TransDigm’s continued growth, talent development and various strategic projects. Mr. Rufus’s compensation and perquisites at retirement are materially consistent with items relating to executive retirements as more fully set forth in the Company’s most recent proxy statement, filed on January 21, 2016.

Item 7.01     Regulation FD Disclosure.
On October 6, 2016, the Company issued a press release announcing the retirement of Gregory Rufus as Senior Executive Vice President. A copy of the press release is furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits
The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit 99.1	Press Release dated October 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Terrance Paradie
Terrance Paradie
Executive Vice President and Chief Financial Officer

Date: October 6, 2016

Exhibit Index

Exhibit No.	Description
99.1	Press Release of TransDigm Group Incorporated, dated October 6, 2016.